UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 10, 2018

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Asset-Based Credit Agreement

On September 10, 2018, TETRA Technologies, Inc., a Delaware corporation (the “Company”), as borrower, and certain of its subsidiaries named therein as loan parties and guarantors (the “Guarantors”), entered into that certain Credit Agreement (the “ABL Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (collectively, the “ABL Lenders”).  The ABL Credit Agreement provides for a senior secured revolving credit facility of up to $100 million (the “ABL Facility”), subject to a borrowing base to be determined by reference to the value of the Company’s and any other borrowers’ inventory and accounts receivable, and contains within the facility a letter of credit sublimit of $20.0 million and a swingline loan sublimit of $10 million.  Proceeds of loans under the ABL Facility are being used to pay certain debt of the Company existing on the effective date of the ABL Credit Agreement and may be used for working capital needs, capital expenditures and other general corporate purposes, including acquisitions.  The ABL Credit Agreement replaced that certain Credit Agreement dated as of June 27, 2006, as previously amended (as amended, the “Existing Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

The revolving loans under the ABL Credit Agreement may be voluntarily prepaid, in whole or in part, without premium or penalty, subject to applicable breakage fees.  The maturity date of the ABL Facility is September 10, 2023.

Borrowings under the ABL Credit Agreement will bear interest at a rate per annum equal to, at the option of the Company, either (i) London InterBank Offering Rate (“LIBOR”) (adjusted to reflect any required bank reserves) for an interest period equal to one, two, three or six months (as selected by the Company) plus a margin based upon a fixed charge coverage ratio or (ii) a base rate plus a margin based on a fixed charge coverage ratio.  The base rate shall be determined by reference to the highest of (a) the prime rate of interest as announced from time to time by JPMorgan Chase Bank, N.A. (b) the Federal Funds Effective Rate (as defined in the ABL Credit Agreement) plus 0.5% per annum and (c) LIBOR (adjusted to reflect any required bank reserves) for a one-month period on such day plus 1.0% per annum.  Initially, from September 10, 2018 until the delivery of the financial statements for the fiscal quarter ending September 30, 2018, LIBOR-based loans will have an applicable margin of 2.00% per annum and base-rate loans will have an applicable margin of 1.0% per annum.  Thereafter, the applicable margin will range between 1.75% and 2.25% per annum for LIBOR-based loans and 0.75% to 1.25% per annum for base-rate loans, based upon the applicable fixed charge coverage ratio.  In addition to paying interest on the outstanding principal under the ABL Credit Agreement, the Company is required to pay a commitment fee in respect of the unutilized commitments at an applicable rate ranging from 0.375% to 0.5% per annum, paid monthly in arrears based on utilization of the commitments under the ABL Credit Agreement.  The Company will also be required to pay a customary letter of credit fee equal to the applicable margin on LIBOR-based loans and fronting fees.

The ABL Credit Agreement contains certain affirmative and negative covenants, including covenants that restrict the ability of the Company and certain of its subsidiaries to take certain actions including, among other things and subject to certain significant exceptions, the incurrence of debt, the granting of liens, engaging in mergers and other fundamental changes, the making of investments, entering into transactions with affiliates, the payment of dividends and other restricted payments, the prepayment of other indebtedness and the sale of assets.  The ABL Credit Agreement also contains a requirement that the Borrowers comply, during certain periods, with a Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) of 1.00 to 1.00.

All obligations under the ABL Credit Agreement and the guarantees of those obligations are secured, subject to certain exceptions, by a security interest for the benefit of the ABL Lenders on substantially all of the personal property of the Company and certain subsidiaries, the equity interests in certain of its domestic subsidiaries, including CSI Compressco LP, and a maximum of 65% of the equity interests issued by certain of the Company’s foreign subsidiaries.

The ABL Credit Agreement includes customary events of default including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties, cross-default to other material indebtedness, bankruptcy and insolvency events, invalidity or impairment of security interests or invalidity of loan documents, certain ERISA events, unsatisfied or unstayed judgments and change of control.

Certain of the ABL Lenders under the ABL Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking and other services to the Company and its subsidiaries.  They have received, and may receive in the future, customary fees and commissions for these transactions.

New Term Credit Agreement

On September 10, 2018, the Company, as borrower, entered into that certain Credit Agreement (the “Term Credit Agreement”) with Wilmington Trust, National Association, as administrative agent, and the lenders party thereto (collectively, the “Term Lenders”).  The Term Credit Agreement provides an initial loan on the date of closing in the amount of $200 million (the “Initial Term Loan”) and the availability of additional loans, subject to the terms of the Term Credit Agreement, up to an aggregate amount of $75 million (the “Additional Term Loans,” and together with the Initial Term Loan, the “Term Loan”).  Proceeds from the Initial Term Loan are being used to prepay the outstanding indebtedness under the $125,000,000 11.00% Senior Secured Notes due November 5, 2022 (the “2022 Senior Secured Notes”) and indebtedness of the Company under the Existing Credit Agreement.  Proceeds of any Additional Term Loans may be used for acquisitions, subject to the terms of the Term Credit Agreement.  The loans under the Term Credit Agreement may be voluntarily prepaid, in whole or in part, subject to applicable breakage fees.  Any prepayment prior to the one-year anniversary is subject to a “make-whole” payment as set forth in the Term Credit Agreement.  Thereafter, any prepayment during the period commencing after the one-year anniversary and ending on the two-year anniversary will have a premium of 3.0% and during the period commencing after the two-year anniversary and ending on the three-year anniversary, a premium of 1.0%.  The maturity date of the Term Credit Agreement is September 10, 2025.  There is no prepayment premium required after the third anniversary.

Borrowings under the Term Credit Agreement will bear interest at a rate per annum equal to, at the option of the Company, either (i) LIBOR (adjusted to reflect any required bank reserves) for an interest period equal to one, three or six months (as selected by the Company) plus a margin of 6.25% per annum or (ii) a base rate plus a margin of 5.25% per annum.  The base rate shall be determined by reference to the highest of (a) the rate of interest as set forth in the print edition of The Wall Street Journal as the base rate on corporate loans posted by at least 70% of the largest U.S. banks announced from time to time by The Wall Street Journal as its prime rate, (b) the Federal Funds Rate (as defined in the Term Credit Agreement) plus 0.5% per annum and (c) LIBOR (adjusted to reflect any required bank reserves) for a one-month period on such day plus 1.0% per annum.  In addition to paying interest on the outstanding principal under the Term Credit Agreement, the Company is required to pay a commitment fee in respect of the unutilized commitments at the rate of 1.0% per annum, paid quarterly in arrears based on utilization of the commitments under the Term Credit Agreement.

The Term Credit Agreement contains certain affirmative and negative covenants, including covenants that restrict the ability of the Company and certain of its subsidiaries to take certain actions including, among other things and subject to certain significant exceptions, the incurrence of debt, the granting of liens, engaging in mergers and other fundamental changes, the making of investments, entering into transactions with affiliates, the payment of dividends and other restricted payments, the prepayment of other indebtedness and the sale of assets.  The Term Credit Agreement also contains a requirement that the Borrowers comply at the end of each fiscal quarter with an Interest Coverage Ratio (as defined in the Term Credit Agreement) of 1.00 to 1.00.

All obligations under the Term Credit Agreement and the guarantees of those obligations are secured, subject to certain exceptions, by a security interest for the benefit of the Term Lenders on substantially all of the personal property of the Company and certain subsidiaries, the equity interests in certain of its domestic subsidiaries, including CSI Compressco LP, and a maximum of 65% of the equity interests issued by certain of the Company’s foreign subsidiaries.

The Term Credit Agreement includes customary events of default including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties, cross-default to other material indebtedness, bankruptcy and insolvency events, invalidity or impairment of security interests or invalidity of loan documents, certain ERISA events, unsatisfied or unstayed judgments and change of control.

Certain of the Term Lenders under the Term Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, loans to the Company and its subsidiaries.  They have received, and may receive in the future, customary fees for these transactions.

Intercreditor Agreement

On September 10, 2018, JPMorgan Chase Bank, N.A., as representative of the ABL Lenders under the ABL Credit Agreement (the “ABL Representative”), Wilmington Trust, National Association, as representative of the Term Lenders under the Term Credit Agreement (the “Term Loan Representative”), the Company and subsidiaries of the Company party thereto entered into an Intercreditor Agreement containing customary provisions including, among other things (i) the relative lien priorities of the ABL Facility secured parties and the Term Loan secured parties in the collateral, (ii) the rights of the respective secured parties to take enforcement actions against the collateral, (iii) limitations on the ability to amend the loan documentation governing the ABL Facility and Term Loan, (iv) waivers of certain rights of the respective parties with respect to, among other things, (a) the provisions of debtor-in-possession financing to the Company, (b) the ability to seek adequate protection under the bankruptcy code, and (c) the ability to contest certain asset sales in a bankruptcy proceeding.

The preceding descriptions of the ABL Credit Agreement, the Term Credit Agreement and the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the ABL Credit Agreement, the Term Credit Agreement and the Intercreditor Agreement which are respectively filed as Exhibits 10.1, 10.2 and 10.3 hereto, and incorporated into this Current Report on Form 8-K by reference.

Item 1.02.Termination of a Material Definitive Agreement.

On September 10, 2018, in connection with the closing of the above-described loans, the Company repaid all outstanding borrowings and obligations under the Existing Credit Agreement with a portion of the net proceeds from the above-described loans, and terminated the Existing Credit Agreement.  Certain ABL Lenders were lenders under the Existing Credit Agreement and, accordingly, received a portion of the proceeds from the above-described loans in connection with the repayment of the outstanding borrowings under the Existing Credit Agreement.

On September 10, 2018, in connection with the closing of the above-described loans, the Company repaid all outstanding indebtedness under the 2022 Senior Secured Notes with a portion of the proceeds from the above-described loans, terminating its obligations under that certain Amended and Restated Note Purchase Agreement dated as of July 1, 2016, between the Company and GSO Tetra Holdings, LP, as previously amended.  Affiliates of certain Term Lenders were holders of the 2022 Senior Secured Notes and, accordingly, received a portion of the proceeds from the Term Loan in connection with the repayment of the outstanding indebtedness under the 2022 Senior Secured Notes.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.03Material Modification to Rights of Security Holders.

The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the restrictions on dividends on the Company’s common stock contained in the ABL Credit Agreement and the Term Credit Agreement is also responsive to this Item 3.03 and is hereby incorporated by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

10.1

Credit Agreement dated as of September 10, 2018, by and among TETRA Technologies, Inc., as borrower, and certain of its subsidiaries named therein, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2

Credit Agreement dated as of September 10, 2018, by and among TETRA Technologies, Inc., the lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent.

10.3

Intercreditor Agreement dated as of September 10, 2018, among JPMorgan Chase Bank, N.A., as ABL Representative, Wilmington Trust, National Association, as Term Loan Representative, TETRA Technologies, Inc. and certain of its subsidiaries parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

	By:	/s/Stuart M. Brightman
	Name:	Stuart M. Brightman
	Title	Chief Executive Officer
Date: September 13, 2018